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                       DEFERRED COMPENSATION PLAN FOR DIRECTORS

     BE IT RESOLVED by the Directors of First Federal Savings Bank of Siouxland ("Bank"), this 23rd day of March, 1995, that the following deferred compensation plan for directors of the Bank ("Plan") is hereby adopted.

1. PURPOSE: The purpose of this Plan is to enable Directors of the Bank to elect to receive their fees as members of the Board of Directors and special compensation for services on Committees of the Board in the form most advantageous to them. The Plan permits them to elect to receive this compensation either currently or to defer it and to further elect that it be held for them as a contractual obligation of the Bank.

2.   EFFECTIVE DATE:  The Plan shall be effective from and after January 1,
     1995.

3. ELIGIBILITY: All Directors of the Bank who, as of January 1, of any year will be eligible to participate in the Plan during that year.

4. COMPENSATION COVERED BY THE PLAN: The compensation covered by the Plan (covered compensation) will be fees paid to members of the Board of Directors for their services as such and for services on Committees of the Board of Directors. Compensation for Directors who are also Bank employees and special compensation for services rendered to the Bank as part of their business or professional activities, such as legal investment advisory and like services, will not be covered compensation for purposes of the Plan.

5. ELECTION TO DEFER: Each Director may, in lieu of receiving current covered compensation, elect to defer all or one-half of covered compensation by filing an instrument in the form of Exhibit A hereto.

6. INVESTMENT OF DEFERRED COVERED COMPENSATION IN CASH: The Bank will maintain a special memorandum account of such covered compensation for the Directors who elect to defer compensation. As of the last day of each month, the Bank shall credit to the special memorandum account the amounts of covered compensation accrued for that month. At the end of each month, the special memorandum account will be credited with interest on the amount in such account at the beginning of that month at a rate equal to the average weighted cost of certificates of deposit for the previous month.

7. DISTRIBUTION OF DEFERRED COVERED COMPENSATION: At the time of election to defer, each Director also shall elect by filing an instrument with the administrator in the form of Exhibit B hereto the time at which and manner in which the value of the compensation so deferred shall be distributed to the Director. Such election shall be irrevocable, except that changes in the time and manner of distribution may be allowed if unanimously approved by the full Board of Directors of the Bank. A Director shall be entitled to elect to receive, or to commence receiving, his or her deferred compensation as follows:

               (a) death;

               (b) disability that makes the director unable to perform the principal duties of his or her occupation; and

               (c) termination of services as a Director of the Bank.

Each Director be enabled to elect to receive the value of his or her deferred compensation in either a lump sum or in approximately equal monthly installments over a period of ten (10) years. A Director may elect to receive his or her deferred compensation in monthly instruments over a period of time shorter than ten years, which election shall not be binding on the Bank unless approved by the Executive Committee of the Board of Directors.

8. MANNER OF ELECTION: Prior to January 1 of each year, each Director shall be entitled to file an instrument in the form of Exhibit A hereto with the administrator exercising his or her election under Section 5 of the Plan. Such election shall be irrevocable with respect to the calendar year following its date of filing. It may be revoked

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     or amended, effective as of January 1 of the year following its revocation or amendment. If a Director does not file an instrument under the Plan, his or her covered compensation shall be paid to him or her in cash on a non-deferred basis. An election once filed continue in effect until revoked or amended by the Director.

9. ADMINISTRATION OF THE PLAN: The administrator of the Plan shall be the President of the Bank or a Committee of officers or employees of the Bank appointed by the President. The Presided shall, from time to time, advise Directors as to the identity of the administrator. The administrator shall interpret the Plan and make all decisions with respect to the rights of Directors hereunder.

10. AMENDMENT OR TERMINATION: This Plan may be amended or terminated at any time by the Board of Directors of the Bank.

11. Interests in compensation deferred for the directors shall not be assignable or transferable except by will or the laws of descent and distribution. The establishment of this Plan gives the participant no right or security interest in any asset of the Bank or its subsidiaries.

     ADOPTED this 23rd day of March, 1995.